Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated December 4, 2024 with respect to the consolidated financial statements of 3 E Network Technology Group Limited as of and for the year ended June 30, 2024 included in the Registration Statement on Form F-1 filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, TX

November 25, 2025